Exhibit 99.1

For Immediate Release

Investor Contact: Dave Staples Executive Vice President & CFO (616) 878-8319	Media Contact: Jeanne Norcross Director of Corporate Communications (616) 878-2830

Spartan Stores to Webcast
Annual Meeting of Shareholders

Grand Rapids, Michigan -- August 5, 2002 -- Spartan Stores, Inc. (Nasdaq:SPTN) will host its Annual Meeting of Shareholders beginning at 10:00 a.m. Eastern Time on Wednesday, August 7, 2002. James B. Meyer, the Company's Chairman, President, and Chief Executive Officer, will host the meeting. The event will be webcast simultaneously. To listen to the meeting, go to Spartan Stores' corporate Website at www.spartanstores.com. Simply click on "Investor Information" and follow the links to the live webcast.

Based in Grand Rapids, Michigan, Spartan Stores, Inc. (Nasdaq:SPTN) owns and operates 100 supermarkets and 25 deep-discount drug stores in Michigan and Ohio, including: Ashcraft's Markets, Family Fare Supermarkets, Food Town, Glen's Markets, Great Day Food Centers, Prevo's Family Markets and The Pharm. The Company also supplies more than 40,000 private-label and national brand products to more than 330 independent grocery stores and serves as a wholesale distributor to 6,600 convenience stores.